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                                  EXHIBIT 10.4

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is dated as of ______ and entered into by and between AMERICAN TECHNOLOGIES GROUP INC., a Nevada corporation ("ATG"), and ______ ("Optionee") pursuant to an Employment Agreement (the "Employment Agreement") dated as of ________ between the parties hereto.

     1. GRANT OF OPTION: (a) ATG hereby grants to Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, an aggregate of ______ (_____) shares of the common stock of ATG (the "Option Shares"). The exercise price (the "Exercise Price") of the Option Shares is $___ per share.

         (b) If at any time or from time to time there shall be (i) a capital reorganization of the Common Stock (other than a change in par value or a stock dividend, sub-division, combination or reclassification of such share),
(ii) a consolidation or merger of ATG with or into another entity or a share exchange in which ATG is the continuing entity and which does not result in any change in the Common Stock), or (iii) a transfer or other disposition of all or substantially all of the assets of ATG to any other person or entity, then upon such capital reorganization, consolidation, merger, share exchange or transfer or other disposition, (x) all Options not then vested shall become immediately vested and exercisable in full by Optionee as of the effective date of any such capital reorganization, consolidation, merger, share exchange or transfer or other disposition; and (y) lawful and adequate provision shall be made whereby Optionee upon exercise of Options shall thereafter acquire and receive the kind and the number of shares of stock or other securities or properties or cash as may be issuable or payable with respect to or in exchange for the number of outstanding shares of Common Stock to which Optionee would have been entitled if such Optionee had exercised such Options immediately prior to such capital reorganization, consolidation, merger, share exchange or transfer or other disposition.

         (c) In the event that (i) there occurs an event or series of events that would be required to be described as a change in control of ATG in a proxy or information statement distributed by ATG pursuant to Section 14 of the Securities Exchange Act of 1934 in response to Item 6(e) of Schedule 14A promulgated thereunder, (ii) ATG concludes the sale of substantially all of its assets other than in a transaction which is intended primarily to effect a corporate reorganization without material change in beneficial ownership of the material business of Employer or (iii) Optionee commits an act or omits to take action to the detriment of ATG, then all Options not then vested shall become immediately vested and exercisable in full by Optionee, and all Options shall remain exercisable for their respective terms.

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     2. TIME AND MANNER OF EXERCISE: Optionee shall have the right to purchase from ATG the Option Shares at any time and from time to time until _________. The purchase shall be made by delivery to ATG of a notice of exercise specifying the number of shares (the "Shares") to be purchased accompanied by a check in the amount of the aggregate Exercise Price or in lieu of a cash payment Optionee may execute such cashless exercise of the Option as may then be permitted by the Securities and Exchange Commission such that the period following the exercise of such Option for purposes of determining the holding period under Rule 144 promulgated pursuant to the Securities Act of 1933, including, without limitation, to make payment therefore in shares of common stock of ATG having a fair market value on the date the notice is deemed duly given pursuant to Section 6 hereof (the "Notice Date") equal to the option price of such shares multiplied by the number of shares as to which the Option is being exercised. For purposes hereof, the fair market value of a share of common stock of ATG shall mean the average of the closing bid and asked price per share over the five trading days immediately preceding the Notice Date. Promptly upon receipt of such material, ATG shall cause the delivery to Optionee of an ATG stock certificate representing the Option Shares so purchased.

     3.  OPTIONEE'S REPRESENTATIONS:

         Optionee hereby warrants and represents to ATG as follows, each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof and upon exercise of the Option:

         3.1 INVESTMENT INTENT. that Optionee is acquiring the Option, and if Optionee exercises the Option will acquire the Option Shares, for Optionee's own account and not with a view to their resale or distribution and that Optionee is prepared to hold the Option and the Option Shares, if acquired, for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Option or the Option Shares, if acquired. Optionee hereby acknowledges the fact that the Option Shares may not be registered under the Securities Act of 1933, as amended (the "1933 Act") or the California Corporations Code.

         3.2 RESTRICTED SECURITIES. that Optionee has been informed that the Option and the Option Shares may not be resold or transferred unless first registered under the Federal and California securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Option and the Option Shares for an indefinite period of time.

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         3.3  OPTIONEE KNOWLEDGE. that Optionee has a preexisting business or personal relationship with ATG, that he is aware of the business affairs and financial condition of ATG and that Optionee has such knowledge and experience in business and financial matters with respect to companies in businesses similar to ATG to enable Optionee to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Optionee further acknowledges that ATG has made available to Optionee the opportunity to ask questions and receive answers from ATG concerning the terms and conditions of the issuance of the Option and the Option Shares and that Optionee could be reasonably assumed to have the capacity to protect his own interests in connection with such investment.

         3.4 SPECULATIVE INVESTMENT. that Optionee realizes that his acquisition of the Option and his purchase of the Option Shares, if at all, will be a speculative investment and that Optionee is able, without impairing his financial condition, to hold the Option and the Option Shares for an indefinite period of time and to suffer a complete loss of his investment.

     4. NO TRANSFER: Optionee shall not transfer, encumber, alienate or dispose, by gift or otherwise, all or any part of the Option Shares, except as may be permitted by law.

     5. RESTRICTIVE LEGEND: In order to reflect the restrictions on disposition of the Option Shares, if any, the stock certificates for such shares may be endorsed with a legend substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     6. NOTICES: All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing, and shall be addressed to the Parties, their successors in interests or their assignees at the following addresses or such other addresses as the Parties may designate:

     If to ATG:         1017 South Mountain Avenue
                        Monrovia, California 91016

     If to Optionee:

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Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service or with Federal Express, United Parcel Service or Airborne Express.

     7. INVALID PROVISIONS: In the event that any provisions of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

     8. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof.

     10. HEADINGS: The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

     11. AMENDMENTS: This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the Party or Parties against whom enforcement of any such modification or amendment is sought.

     12. SUCCESSORS: This Agreement and the rights, powers and duties set forth herein shall, except as otherwise set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors of the Parties.

     IN WITNESS WHEREOF, this Option is executed on behalf of ATG by its duly authorized officer and by Optionee as of the date first set forth above.

"Optionee"               "ATG"

Name                     AMERICAN TECHNOLOGIES GROUP, INC.,
                         a Nevada corporation


_____________________    By:_______________________

                         Chief Executive Officer

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